Exhibit 99.1

News Release
nVent Announces Fourth Quarter and Full-Year 2023 Financial Results
Record sales, earnings and cash flow performance
•Fourth quarter reported sales of $861 million, up 16%; Organically up 2%
•Fourth quarter reported EPS of $1.51, up 61%; Adjusted EPS of $0.78, up 18%
•Full-year reported sales of $3.3 billion, up 12%; Organically up 3%
•Full-year reported EPS of $3.37, up 42%; Adjusted EPS of $3.06, up 28%
•Full-year Cash Flows from Operations of $528 million; Free Cash Flow of $465 million
•Company issues full-year 2024 guidance:
◦Reported sales growth of 8% to 10%; Organic sales growth of 3% to 5%
◦Reported EPS of $2.73 to $2.83 and Adjusted EPS of $3.17 to $3.27
Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – February 6, 2024 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the fourth quarter and full-year 2023 and provided guidance for the first quarter and full-year 2024.
"2023 was another year of strong performance for nVent, and I’m proud of all that our team accomplished. Fourth quarter sales grew double-digits and all segments expanded margins. For the full year, we had strong growth and execution resulting in record sales, margins and cash flow. We launched 95 new products, our Data Solutions business grew over 20 percent and we completed two acquisitions, adding over $400 million in annualized sales. I'm very pleased with all the awards and recognition we've received, including a gold sustainability rating from EcoVadis for our ESG efforts, placing us in the top 3 percent of companies assessed in our industry," said Beth Wozniak, nVent's chair and chief executive officer.

“The electrification of everything, sustainability and digitalization are driving demand for our products and solutions. We are well positioned for another year of strong sales and profit growth. We are particularly excited about the acceleration of AI and scaling our liquid cooling solutions, our momentum in innovation and new products, and our combined strength with the new acquisitions. Our future is bright at nVent."

Fourth quarter 2023 sales of $861 million were up 16 percent relative to the fourth quarter 2022 and increased 2 percent organically, which excludes the impact from acquisitions and currency fluctuations. Fourth quarter 2023 earnings per diluted share (“EPS”) were $1.51, up 61 percent from $0.94 in the prior year quarter, while on an adjusted basis, the company had EPS of $0.78, up 18 percent from $0.66. Full-year 2023 sales of $3.3 billion were up 12 percent relative to full-year 2022 and increased 3 percent organically. Full-year 2023 EPS were $3.37, up 42 percent from $2.38 in the prior year, while on an adjusted basis, the company had EPS of $3.06, up 28 percent from $2.40 in the prior year. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
Fourth quarter 2023 operating income was $160 million, up 28 percent, compared to $125 million in the fourth quarter of 2022. On an adjusted basis, segment income was $189 million, up 31 percent, compared to $144 million in the fourth quarter of 2022. Full-year 2023 operating income was $587 million, up 33 percent, compared to $440 million in 2022. On an adjusted basis, segment income was $721 million, up 38 percent, compared to $524 million in full-year 2022.
nVent had net cash provided by operating activities of $237 million in the fourth quarter of 2023 and free cash flow of $215 million. Full-year net cash provided by operating activities was $528 million and free cash flow was $465 million.
(more)

FOURTH QUARTER PERFORMANCE ($ in millions)

nVent Electric plc
	Three months ended
	December 31, 2023	December 31, 2022	% / point change
Net Sales	$861	$742	16%
Organic			2%
Operating Income	$160	$125	28%
Reported ROS	18.6%	16.9%	170 bps
Segment Income	$189	$144	31%
Adjusted ROS	22.0%	19.4%	260 bps

Enclosures
	Three months ended
	December 31, 2023	December 31, 2022	% / point change
Net Sales	$402	$376	7%
Organic			4%
ROS	21.1%	19.2%	190 bps

Electrical & Fastening Solutions
	Three months ended
	December 31, 2023	December 31, 2022	% / point change
Net Sales	$288	$194	49%
Organic			0%
ROS	29.6%	27.5%	210 bps

Thermal Management
	Three months ended
	December 31, 2023	December 31, 2022	% / point change
Net Sales	$171	$172	-1%
Organic			-2%
ROS	25.9%	25.7%	20 bps

(more)

FULL-YEAR PERFORMANCE ($ in millions)

nVent Electric plc
	Full-Year
	December 31, 2023	December 31, 2022	% / point change
Net Sales	$3,264	$2,909	12%
Organic			3%
Operating Income	$587	$440	33%
Reported ROS	18.0%	15.1%	290 bps
Segment Income	$721	$524	38%
Adjusted ROS	22.1%	18.0%	410 bps

Enclosures
	Full-Year
	December 31, 2023	December 31, 2022	% / point change
Net Sales	$1,606	$1,504	7%
Organic			6%
ROS	21.6%	17.0%	460 bps

Electrical & Fastening Solutions
	Full-Year
	December 31, 2023	December 31, 2022	% / point change
Net Sales	$1,063	$791	34%
Organic			4%
ROS	31.1%	27.8%	330 bps

Thermal Management
	Full-Year
	December 31, 2023	December 31, 2022	% / point change
Net Sales	$595	$614	-3%
Organic			-3%
ROS	23.3%	22.9%	40 bps

(more)

GUIDANCE FOR FULL-YEAR AND FIRST QUARTER 2024
The company introduces 2024 sales guidance of up 8 to 10 percent, which represents a range of a 3 to 5 percent increase in organic sales versus the prior year. The company expects full-year 2024 EPS on a GAAP basis of $2.73 to $2.83 and $3.17 to $3.27 on an adjusted basis, which both include an approximate $0.11 negative impact due to changes in global tax standards.
In addition, the company estimates reported sales for the first quarter of 2024 to be in the range of up 16 to 18 percent, which represents a 2 to 4 percent increase on an organic basis. The company estimates first quarter 2024 EPS on a GAAP basis of $0.61 to $0.63 and adjusted EPS of $0.72 to $0.74, which both include an approximate $0.03 negative impact due to changes in global tax standards.
DIVIDENDS
nVent previously announced on September 26, 2023 that its Board of Directors approved a regular cash dividend of $0.175 per ordinary share, which was paid during the fourth quarter on November 3, 2023. The company also announced on December 12, 2023 that its Board of Directors approved a regular cash dividend of $0.19 per ordinary share, paid during the first quarter on February 2, 2024.

EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s fourth quarter and full-year performance on a conference call with analysts and investors at 10:00 a.m. Eastern today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (https://investors.nvent.com). To participate, please dial 1-833-630-1071 or 1-412-317-1832 approximately ten minutes before the 10:00 a.m. ET start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through February 20, 2024 by dialing 1-877-344-7529 or 1-412-317-0088, along with the access code 1084589.
About nVent
nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, ILSCO, GARDNER BENDER, RAYCHEM, SCHROFF and TRACER.
nVent, CADDY, ERICO, HOFFMAN, ILSCO, GARDNER BENDER, RAYCHEM, SCHROFF and TRACER are trademarks owned or licensed by nVent Services GmbH or its affiliates.

(more)

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” "could," “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include adverse effects on our business operations or financial results, including due to the overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions, including the ECM Industries and other recent acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; volatility in currency exchange rates, interest rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses, including risks associated with military conflicts, such as that between Russia and Ukraine, and related sanctions; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

Investor Contact
Tony Riter
Vice President, Investor Relations
nVent
763.204.7750
Tony.Riter@nVent.com

Media Contact
Stacey Wempen
Director, External Communications
nVent
763.204.7857
Stacey.Wempen@nVent.com
(more)

nVent Electric plc
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Twelve months ended
In millions, except per-share data	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net sales	$861.2	$741.6	$3,263.6	$2,909.0
Cost of goods sold	507.4	450.0	1,921.5	1,812.3
Gross profit	353.8	291.6	1,342.1	1,096.7
% of net sales	41.1%	39.3%	41.1%	37.7%
Selling, general and administrative	174.4	150.7	683.2	595.9
% of net sales	20.3%	20.3%	20.9%	20.5%
Research and development	19.0	15.8	71.5	60.4
% of net sales	2.2%	2.1%	2.2%	2.1%
Operating income	160.4	125.1	587.4	440.4
% of net sales	18.6%	16.9%	18.0%	15.1%
Net interest expense	24.4	8.4	79.4	31.2
Gain on sale of investment	(0.1)	—	(10.3)	—
Other (income) expense	15.1	(65.7)	18.8	(63.4)
Income before income taxes	121.0	182.4	499.5	472.6
Provision (benefit) for income taxes	(133.9)	23.7	(67.6)	72.8
Effective tax rate	(110.7%)	13.0%	(13.5%)	15.4%
Net income	$254.9	$158.7	$567.1	$399.8
Earnings per ordinary share
Basic	1.54	$0.95	3.42	$2.40
Diluted	$1.51	$0.94	$3.37	$2.38
Weighted average ordinary shares outstanding
Basic	165.5	166.2	165.6	166.3
Diluted	168.3	168.4	168.2	168.3
Cash dividends paid per ordinary share	$0.175	$0.175	$0.70	$0.70

(more)

nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2023	December 31, 2022
In millions
Assets
Current assets
Cash and cash equivalents	$185.1	$297.5
Accounts and notes receivable, net	589.5	472.5
Inventories	441.3	346.7
Other current assets	120.2	112.5
Total current assets	1,336.1	1,229.2
Property, plant and equipment, net	390.0	289.2
Other assets
Goodwill	2,571.1	2,178.1
Intangibles, net	1,517.0	1,066.1
Other non-current assets	347.5	139.6
Total other assets	4,435.6	3,383.8
Total assets	$6,161.7	$4,902.2
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$31.9	$15.0
Accounts payable	275.7	252.1
Employee compensation and benefits	122.2	109.3
Other current liabilities	303.8	273.1
Total current liabilities	733.6	649.5
Other liabilities
Long-term debt	1,748.8	1,068.2
Pension and post-retirement compensation and benefits	153.0	128.5
Deferred tax liabilities	204.4	199.6
Other non-current liabilities	179.8	124.7
Total liabilities	3,019.6	2,170.5
Equity	3,142.1	2,731.7
Total liabilities and equity	$6,161.7	$4,902.2

(more)

nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Twelve months ended
In millions	December 31, 2023	December 31, 2022
Operating activities
Net income	$567.1	$399.8
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	51.7	43.5
Amortization	89.7	70.7
Deferred income taxes	(178.6)	(13.6)
Share-based compensation	23.5	25.0
Gain on sale of property and equipment	(1.1)	—
Gain on sale of investment	(10.3)	—
Amortization of bridge financing debt issuance costs	3.6	—
Pension and post-retirement expense (income)	21.6	(61.4)
Pension and post-retirement contributions	(6.5)	(5.5)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(21.3)	(45.9)
Inventories	20.1	(34.7)
Other current assets	(12.9)	13.4
Accounts payable	(2.1)	(4.7)
Employee compensation and benefits	—	(2.1)
Other current liabilities	(1.0)	18.1
Other non-current assets and liabilities	(15.4)	(8.0)
Net cash provided by (used for) operating activities	528.1	394.6
Investing activities
Capital expenditures	(71.0)	(45.9)
Proceeds from sale of property and equipment	7.5	2.0
Proceeds from sale of investment	14.1	—
Settlement of net investment hedge	4.8	—
Acquisitions, net of cash acquired	(1,120.1)	(8.6)
Net cash provided by (used for) investing activities	(1,164.7)	(52.5)
Financing activities
Net repayments of revolving credit facility	—	(106.7)
Proceeds from long-term debt	800.0	200.0
Repayments of long-term debt	(101.1)	(10.0)
Settlement of cash flow hedge	4.5	10.0
Debt issuance costs	(11.2)	—
Dividends paid	(116.8)	(117.0)
Shares issued to employees, net of shares withheld	2.1	7.5
Repurchases of ordinary shares	(60.8)	(65.9)
Net cash provided by (used for) financing activities	516.7	(82.1)
Effect of exchange rate changes on cash and cash equivalents	7.5	(12.0)
Change in cash and cash equivalents	(112.4)	248.0
Cash and cash equivalents, beginning of period	297.5	49.5
Cash and cash equivalents, end of period	$185.1	$297.5
(more)

nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2023
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Enclosures	$391.0	$400.0	$412.7	$402.2	$1,605.9
Electrical & Fastening Solutions	205.7	266.7	302.3	288.3	1,063.0
Thermal Management	143.9	136.3	143.8	170.7	594.7
Total	$740.6	$803.0	$858.8	$861.2	$3,263.6
Segment income (loss)
Enclosures	$82.5	$90.0	$89.4	$84.7	$346.6
Electrical & Fastening Solutions	61.3	86.5	97.6	85.2	330.6
Thermal Management	30.9	28.6	34.8	44.2	138.5
Other	(26.7)	(23.8)	(19.8)	(24.8)	(95.1)
Total	$148.0	$181.3	$202.0	$189.3	$720.6
Return on sales
Enclosures	21.1%	22.5%	21.7%	21.1%	21.6%
Electrical & Fastening Solutions	29.8%	32.4%	32.3%	29.6%	31.1%
Thermal Management	21.5%	21.0%	24.2%	25.9%	23.3%
Total	20.0%	22.6%	23.5%	22.0%	22.1%

	2022
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Enclosures	$359.4	$380.8	$387.7	$375.8	$1,503.7
Electrical & Fastening Solutions	187.6	200.9	209.2	193.7	791.4
Thermal Management	147.7	145.8	148.3	172.1	613.9
Total	$694.7	$727.5	$745.2	$741.6	$2,909.0
Segment income (loss)
Enclosures	$50.3	$61.5	$71.9	$72.3	$256.0
Electrical & Fastening Solutions	47.1	58.8	60.8	53.2	219.9
Thermal Management	32.4	28.3	35.9	44.2	140.8
Other	(19.6)	(23.4)	(24.6)	(25.5)	(93.1)
Total	$110.2	$125.2	$144.0	$144.2	$523.6
Return on sales
Enclosures	14.0%	16.2%	18.5%	19.2%	17.0%
Electrical & Fastening Solutions	25.1%	29.3%	29.1%	27.5%	27.8%
Thermal Management	21.9%	19.4%	24.2%	25.7%	22.9%
Total	15.9%	17.2%	19.3%	19.4%	18.0%

(more)

nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2023 excluding the effect of adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$740.6	$803.0	$858.8	$861.2	$3,263.6
Operating income	124.1	146.7	156.2	160.4	587.4
% of net sales	16.8%	18.3%	18.2%	18.6%	18.0%
Adjustments:
Restructuring and other	4.0	2.5	5.4	0.9	12.8
Acquisition transaction and integration costs	2.3	4.9	3.0	2.8	13.0
Intangible amortization	17.6	21.3	25.6	25.2	89.7
Inventory step-up amortization	—	5.9	11.8	—	17.7
Segment income	$148.0	$181.3	$202.0	$189.3	$720.6
Return on sales	20.0%	22.6%	23.5%	22.0%	22.1%

Net income - as reported	$93.8	$112.9	$105.5	$254.9	$567.1
Adjustments to operating income	23.9	34.6	45.8	28.9	133.2
Pension and post-retirement mark-to-market loss	—	—	—	13.9	13.9
Gain on sale of investment	—	(10.2)	—	(0.1)	(10.3)
Amortization of bridge financing debt issuance costs	—	3.6	—	—	3.6
Income tax adjustments (1)	(4.4)	(12.0)	(10.3)	(165.8)	(192.6)
Net income - as adjusted	$113.3	$128.9	$141.0	$131.8	$514.9
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.56	$0.67	$0.63	$1.51	$3.37
Adjustments	0.11	0.10	0.21	(0.73)	(0.31)
Diluted earnings per ordinary share - as adjusted	$0.67	$0.77	$0.84	$0.78	$3.06
(1) Income tax adjustments in the fourth quarter include $157.5 million resulting from favorable discrete items, primarily related to the initial recognition of tax basis in intangible assets in foreign jurisdictions and the related valuation allowance, and the tax benefit of statutory losses at a foreign holding company.
(more)

nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2022 excluding the effect of 2022 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$694.7	$727.5	$745.2	$741.6	$2,909.0
Operating income	90.1	104.7	120.5	125.1	440.4
% of net sales	13.0%	14.4%	16.2%	16.9%	15.1%
Adjustments:
Restructuring and other	2.0	2.3	5.9	1.5	11.7
Acquisition transaction and integration costs	0.3	0.5	—	—	0.8
Intangible amortization	17.8	17.7	17.6	17.6	70.7
Segment income	$110.2	$125.2	$144.0	$144.2	$523.6
Return on sales	15.9%	17.2%	19.3%	19.4%	18.0%

Net income - as reported	$67.8	$79.9	$93.4	$158.7	$399.8
Adjustments to operating income	20.1	20.5	23.5	19.1	83.2
Pension and post-retirement mark-to-market gain	—	—	—	(66.3)	(66.3)
Income tax adjustments	(3.4)	(4.3)	(5.2)	0.1	(12.8)
Net income - as adjusted	$84.5	$96.1	$111.7	$111.6	$403.9
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.40	$0.48	$0.55	$0.94	$2.38
Adjustments	0.10	0.09	0.11	(0.28)	0.02
Diluted earnings per ordinary share - as adjusted	$0.50	$0.57	$0.66	$0.66	$2.40
(more)

nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ending December 31, 2024 excluding the effect of 2024 adjustments (Unaudited)

In millions, except per-share data	Forecast (1)
	First Quarter	Full Year
Net income - as reported	$104	$468
Intangible amortization	25	97
Income tax adjustments	(6)	(22)
Net income - as adjusted	$123	$543
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.61 - $0.63	$2.73 - $2.83
Adjustments	0.11	0.44
Diluted earnings per ordinary share - as adjusted	$0.72 - $0.74	$3.17 - $3.27
(1) Forecast information represents an approximation

nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter and year ended December 31, 2023 (Unaudited)

	Q4 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	1.8%	1.0%	13.3%	16.1%	3.5%	—%	8.7%	12.2%
Enclosures	4.4%	1.0%	1.6%	7.0%	5.9%	0.1%	0.8%	6.8%
Electrical & Fastening Solutions	—%	1.1%	47.8%	48.9%	3.6%	0.3%	30.4%	34.3%
Thermal Management	(1.9)%	1.1%	—%	(0.8)%	(2.6)%	(0.5)%	—%	(3.1)%

nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth
for the quarter ending March 31, 2024 and the year ending December 31, 2024 (Unaudited)

	Forecast (1)
	Q1 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	2 - 4%	1%	13%	16 - 18%	3 - 5%	—%	5%	8 - 10%
(1) Forecast information represents an approximation

Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended		Twelve months ended
In millions	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net cash provided by (used for) operating activities	$236.5	$194.8	$528.1	$394.6
Capital expenditures	(22.1)	(15.1)	(71.0)	(45.9)
Proceeds from sale of property and equipment	0.2	—	7.5	2.0
Free cash flow	$214.6	$179.7	$464.6	$350.7